EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-204455, 333-126054, 333-79643 and 333-46936 on Form S-8 of our report dated February 27, 2017, relating to the consolidated financial statements of Nautilus, Inc. as of December 31, 2016 and for each of the two years in the period ended December 31, 2016, appearing in this Annual Report on Form 10-K of Nautilus, Inc. for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Portland, Oregon
March 6, 2018